SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Contribution and Purchase and Sale Agreement
Purchase Agreement
Form of Registration Rights Agreement

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

(a) Combined Contribution and Purchase and Sale Agreement

On December 27, 2004, Ashford Hospitality Trust, Inc. (the “Company”) entered into a definitive agreement with FGSB Master Corp., FGSB Master LLC, Lismore Associates, L.P. and Rolling Rock GP to acquire a 21-property, 4,094-room hotel portfolio for $250 million. The selling entities are controlled by affiliates of the Fisher Brothers, Gordon Getty Trust, and George Soros, collectively as majority partners (“FGS”), and certain members of the Company’s senior management team as minority partners. The minority partners, Lismore Associates, L.P. and Rolling Rock GP, are wholly owned and controlled by members of the Company’s senior management team. In total, FGS owns approximately 78% of the selling entities while Company management (through Lismore Associates, L.P. and Rolling Rock GP) owns approximately 22%.

The $250 million total consideration is comprised of approximately $35.0 million in cash, the issuance of approximately $50.3 million worth of operating partnership units, and the assumption of approximately $164.7 million in debt at a fixed average interest rate of 7.4%. The operating partnership units were priced at $10.07 using a 20-day average closing price calculated five business days prior the execution of the agreement. FGS will receive approximately 50% of their portion of the total consideration in operating partnership units and 50% in cash. Company management will receive approximately 100% of their net consideration in operating partnership units.

The hotel properties have combined annual gross revenues of approximately $116.3 million. The acquisition is expected to close by February 2005. Remington Lodging & Hospitality, an affiliate of the current manager of the properties, will operate the hotels.

The core portfolio consists of the following hotels: Houston Embassy Suites Galleria; Houston Hilton NASA/Clearlake in Houston, TX; St. Petersburg Hilton in St. Petersburg, FL; West Palm Beach Embassy Suites and Admiralty Office Building in West Palm Beach, FL; Sheraton Minneapolis West in Minnetonka, MN; Beverly Hills Crowne Plaza in Los Angeles, CA; Key West Crowne Plaza LaConcha in Key West, FL; Rockland Radisson Hotel Boston/South Shore in Rockland, MA; Fort Worth Radisson in Fort Worth, TX; Indianapolis Airport Radisson Hotel in Indianapolis, IN; Indianapolis Radisson Hotel City Centre in Indianapolis, IN; Milford Radisson in Milford, MA; and the Historic Inns in Annapolis, MD.

The Company designated the remaining eight smaller hotels as non-core properties and is evaluating their strategic fit, sale, or re-branding opportunities. These hotels include: the Hyannis Ramada Inn Regency in Hyannis, MA; Coral Gables Holiday Inn in Coral Gables, FL; Warner Robins Ramada Inn in Warner Robins, GA; Yarmouth Gull Wing Suites in South Yarmouth, MA; Commack Howard Johnson in Commack, NY; Westbury

Howard Johnson in Jericho, NY; Falmouth Inn on the Square in Falmouth, MA; and Dallas Best Western in Dallas, TX.

The Company has deposited $2 million under the contribution and purchase and sale agreement, and this deposit is refundable only in limited circumstances. Consummation of the transaction is subject to closing conditions, including receipt of third party consents and receipt by Company of the capital necessary to consummate the transaction, as provided in the Contribution and Purchase and Sale Agreement. Accordingly, the Company can give no assurance that all or part of the transaction will be consummated or that, if consummated, it would follow all of the terms set forth in the agreements governing the transaction.

A Form of the Contribution and Purchase and Sale Agreement is filed herewith as Exhibit 10.20.

(b) Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement

On December 27, 2004, the Company also entered into a Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement for the sale of up to $75 million in Series B cumulative convertible redeemable preferred stock of the Company to Security Capital Preferred Growth Incorporated (“Security Capital”). Pursuant to the purchase agreement, Security Capital may purchase up to 5,162,000 shares of Series B-1 Preferred Stock of the Company and up to 2,285,865 shares of Series B-2 Preferred Stock of the Company, in each case at a per-share price of $10.07. The two series of preferred stock are identical except with respect to voting rights and convertibility features and are referred to herein collectively as the Series B Preferred Stock. Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of common stock of the Company obtained by dividing $10.07 by the conversion price then in effect. The initial conversion price of the Class B-1 Preferred Stock is $10.07 and is subject to certain adjustments as provided in the Articles Supplementary relating the Class B-1 Preferred Stock. The Series B-2 Preferred Stock will automatically convert into Series B-1 Preferred Stock on a share-for share basis immediately upon the earliest to occur of (i) approval of the stockholders of the Company as required by the applicable rules of the New York Stock Exchange or (ii) a determination by the board of directors of the Company that such stockholder vote is not required.

The liquidation preference for both series of preferred stock is set at $10.07 per share, which is the same as the operating partnership unit pricing for the aforementioned 21-property hotel acquisition. The preferred dividend for both series of preferred stock to be issued under this purchase agreement is set at the greater of $0.14 per share, or the prevailing common stock dividend, plus in the case of the Series B-2 Preferred Stock, an additional dividend of $0.05015 per share beginning January 1, 2009, if (i) the conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock has not been completed and (ii) the price at which the common stock of the Company is then trading exceeds $10.07 per share.

The $75 million preferred stock private placement is a two-stage transaction. The first tranche is for the sale of $20 million in Series B Preferred Stock, with the initial $10 million scheduled to be funded on December 30, 2004, and the remaining $10 million being available for disbursement by June 30, 2005. The second tranche is for $55 million and its availability is contingent upon the closing of the aforementioned 21-property acquisition provided the closing occurs prior to March 31, 2005. Of the second tranche, initially, $14.7 million will be funded, at Security Capital’s election, at the closing of the aforementioned 21-property acquisition, with another $20 million funded by June 30, 2005, and the remainder of the second tranche will be available for disbursement by December 23, 2005. Proceeds from the issuance may be used specifically for the aforementioned 21-property acquisition or drawn over time for general corporate purposes, including new acquisitions or debt repayment.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth under Item 1.01(b) of this report is incorporated herein by reference. The issuance of all Series B Preferred Stock will be affected in reliance upon an exemption form registration provided by Section 4(2) under the Securities Act of 1933, as amended. However, the Company has agreed to cause a registration statement covering the Series B Preferred Stock and the common stock into which the Series B Preferred Stock is convertible to be filed within 30 days after a request to do so by the holders of the Series B Preferred Stock, provided that the holders may make such a request only with respect to $20,000,000 or more of issued and outstanding Series B Preferred Stock.

A form of each of the Purchase Agreement and the Registration Rights Agreement is filed herewith as Exhibits 10.21 and 10.21.1, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Properties Acquired

All required financial statements of the properties being acquired will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

All required pro forma financial information of the Company, taking into account the acquisition, will be filed no later than 71 days after the date this initial report on Form 8-K must be filed.

(c)	Exhibits

10.20	Contribution and Purchase and Sale Agreement, dated December 27, 2004, between the Registrant and FGSB Master Corp.

10.21	Purchase Agreement, dated December 27, 2004, between the Registrant and Security Capital Preferred Growth Incorporated.

10.21.1	Form of Registration Rights Agreement, dated December 27, 2004, between the Registrant and Security Capital Preferred Growth Incorporated.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer